Exhibit 99.1

TechTeam Global Announces the Addition of Kevin Burke as Senior Vice President, Americas

Burke Brings More Than 20 Years of Experience in IT Management and
Operations Leadership to His New Position at TechTeam

          SOUTHFIELD, Mich., Jan. 9 /PRNewswire-FirstCall/ -- TechTeam Global, Inc., (Nasdaq: TEAM), a worldwide provider of information technology (IT) and business process outsourcing services, today announced that Kevin P. Burke has joined the company as Senior Vice President, Americas. Mr. Burke will be responsible for the day-to-day operations, growth and profitability of the Americas business unit and will become a member of the Executive Leadership Team of the company.

          Mr. Burke brings more than 20 years of experience in management, operations and sales and marketing in the information technology industry. Prior to joining TechTeam, he was the President and Chief Operating Officer of CrimeCog Technologies, Inc., a criminal justice enterprise software company. From May 2004 through August 2005, Mr. Burke was the Channel Services Manager for Cisco Systems, Inc. and was responsible for the sales, promotion and growth of Cisco’s Remote Operations Services to IBM within North America. He served as a Region Manager for Information Builders, Inc. for two years, where his region led the company in new account acquisition. During the 1990s, Mr. Burke held numerous management positions with Alternative Resource Corporation, including General Manager of its National Technical Services Division, where he was responsible for the profit and loss of the division.

Mr. Burke received a Bachelor of Arts degree in Business Administration from Central Michigan University and a Masters in Business Administration from the University of Detroit.

          “We are pleased that Kevin is joining TechTeam,” said William C. Brown (Chris), President and Chief Executive Officer of TechTeam Global, Inc. “Kevin’s excellent track record in managing profitable growth in the information technology arena will serve TechTeam well in the years ahead.”

          TechTeam Global, Inc. is a worldwide provider of information technology and business process outsourcing services to Fortune 1000 corporations, multinational companies, product providers, small and mid-sized companies and government entities. TechTeam’s ability to integrate computer services into a flexible, ITIL-based solution is a key element of its strategy. Partnerships with some of the world’s “best-in-class” corporations provide TechTeam with unique expertise and experience in providing information technology support solutions, including IT outsourcing services, government technology services, IT consulting and systems integration, technical staffing and learning services. For information about TechTeam Global, Inc. and its services, call  1-800-522-4451 or visit www.techteam.com. TechTeam’s common stock is traded on the Nasdaq Global Market under the symbol “TEAM.”

          Headquartered in Southfield, Michigan, TechTeam also has locations in Dearborn, Michigan; Davenport, Iowa; Chantilly, Virginia; Portsmouth, Rhode Island; Bethesda, Maryland; Brussels and Gent, Belgium; Uxbridge, United Kingdom; Cologne, Germany; Gothenburg, Sweden; and Bucharest, Romania.

          Safe Harbor Statement

          With the exception of statements regarding historical matters and statements regarding the Company’s current status, certain matters discussed herein are forward-looking and involve substantial risks and uncertainties. Statements concerning such forward-looking matters may be identified by the use of words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and similar expressions. Actual results, performance or achievements could differ materially from these forward-looking statements. Specifically, the experience and past performance of a new officer does not guarantee the performance of the officer in the future. The forward-looking statements made by the Company in the press release are accurate as of this date. The Company is under no obligation to update these forward-looking statements.

SOURCE  TechTeam Global, Inc.
          -0-                                                      01/09/2007
          /CONTACT:  Laura C. Szczybor, Director of Corporate Communications of TechTeam Global, Inc., +1-703-956-8198, or laura.szczybor@techteam.com/
          /First Call Analyst: /
          /FCMN Contact: laura.szczybor@techteam.com /
          /Web site:  http://www.techteam.com /